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                                                                    EXHIBIT 5(c)


                       NEAL, GERBER & EISENBERG LETTERHEAD



                                  May 17, 2000


Union Tank Car Company
225 West Washington Street
Chicago, Illinois  60606

         Re:   Registration of Senior Secured Notes

Ladies and Gentlemen:

         We have acted as counsel to you in connection with the filing by Union Tank Car Company, a Delaware corporation (the "Company"), of its Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, which Registration Statement relates to up to $250,000,000 in aggregate principal amount of senior secured notes of the Company (the "Senior Secured Notes"). The Senior Secured Notes are to be issued by the Company in one or more series pursuant to an Indenture and Security Agreement to be entered into between the Company and Bank One, National Association, as Trustee (the "Trustee"), the form of which has been filed as an exhibit to the Registration Statement (the "Indenture and Security Agreement"), as it may be supplemented from time to time by a separate supplement for each series of Senior Secured Notes (each, a "Supplement").

         As such counsel, we have examined the proposed form of the Indenture and Security Agreement and such other papers, documents and certificates of public officials and certificates of officers of the Company as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed. In such examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as conformed or photostatic copies. We have also assumed that the Indenture and Security Agreement will, when executed and delivered, be substantially in the form submitted to us for examination, that the specific terms and provisions of each series of Senior Secured Notes will be approved by or pursuant to appropriate action of the Board of Directors of the Company and that the Supplement for each such series of Senior Secured Notes will be duly authorized, executed and delivered by the Company. As to any facts material to our opinion, we have relied upon statements, certificates and representations and warranties of the Company, and its officers, including representations and warranties contained in the Indenture and Security Agreement.


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         Based upon and subject to the foregoing, it is our opinion that the
Senior Secured Notes, when the Indenture and Security Agreement and each applicable Supplement are duly executed and delivered and the specific terms and provisions of each series of Senior Secured Notes have been duly established and when duly executed on behalf of the Company, authenticated by the Trustee under the Indenture and Security Agreement and sold by the Company in accordance with the related purchase agreement or underwriting agreement between the Company and the purchasers or underwriters, as the case may be, named therein, will be validly issued, will constitute valid and binding obligations of the Company in accordance with their respective terms and will be entitled to the benefits of the Indenture and Security Agreement in accordance with their terms and the terms of the Indenture and Security Agreement.

         The foregoing opinions are subject, as to enforceability, to the effect of (1) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

         We are members of the Bar of the State of Illinois, and we express no opinion herein concerning any laws other than the law of the State of Illinois, the Delaware General Corporation Law and the Federal law of the United States of America.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Opinions" in the prospectus relating to the Senior Secured Notes that constitutes a part of the Registration Statement.

                                             Very truly yours,


                                             /s/ Neal, Gerber & Eisenberg

                                             NEAL, GERBER & EISENBERG